ASSET SALE AND PURCHASE CONTRACT


1. PREAMBLE
   This contract is between Time Financial Services, Inc., hereafter designated as Seller, who desires to sell the personal and other property described below, and Michael F. Pope and Philip C. La Puma, hereafter designated as Buyer, who desires to purchase the personal and other property described below. This contract is made at the time and place it is last signed by a party as indicated in the execution clause at the end of the contract. This contract is effective at that time even though that time may vary from the transfer date specified below. This sale will take place on the terms and conditions stated in this contract and there are no other or contrary terms, all prior negotiations being merged into this writing.

2. PROPERTY TO BE TRANSFERRED
   Subject to the terms and conditions of this contract, as well as more specific descriptions and exclusions set forth below, Seller agrees to sell, convey, transfer, assign and deliver to Buyer and Buyer agrees to purchase and pay for all of the business and personal and other property assets general described as all assets of the business, of every kind, character and description, whether tangible or intangible, personal or some interest in real property or mixed, wherever located described below:

     A. All property and other assets of Time Lending, California, listed in Exhibit "A", which is attached hereto and incorporated herein by this reference, other than items which may be listed but herein excluded.
     B. Inventory, supplies, work in process, completed but unsold goods, except as otherwise excluded.
     C. Leasehold rights of the real property located at 1040 E. Katella Ave, Suite B1, Orange, California 92867. Buyer shall assume the existing lease agreement and hold seller harmless.
     D. Copyrights, trademarks, trade names, trade secrets, patents, licenses, refund and adjustment claims.
     E.   A covenant not to compete as set forth below.
     F.   Goodwill.
     G.   Customer lists, contracts, Internet site, and domain name.
     H. The account receivable of Time Lending, California and Seller as of the transfer date.
     I. Buyer has the right to use the d.b.a. Time Financial in connection with collection of accounts receivable and payment of account payable until the existing accounts are closed out or transferred to Time Lending's name.

3. PRICE AND TERMS
   The total purchase price which Buyer shall pay to Seller in consideration of the above-described property is the sum of $1.00 which shall be subject to no adjustments, except as hereafter stated in this contract. The total purchase price shall be paid in the form of cash.

4. ALLOCATION OF PURCHASE PRICE
   None.

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5. PAYMENT OF TAXES AND PRORATIONS
   Buyer shall pay to Seller or to the taxing authority all sales and use taxes arising out of this sales transaction of the transfer of property described in this contract and shall hold Seller harmless therefrom. If Buyer pays the taxing authority directly, Buyer shall immediately thereafter furnish Seller with a receipt therefrom. Buyer shall remain fully responsible for any or all federal, state and local and personal property taxes, occupation, withholding, payroll or other business operation tax imposed on Seller's business activities prior to the transfer date. Buyer shall likewise remain fully responsible for all other business expenses incurred prior to the transfer date including rent, utilities, insurance premiums and like items prorated to the date of transfer. Buyer shall assume all responsibility for all of the taxes and expenses enumerated in this paragraph on and after the transfer date and shall hold the Seller harmless therefrom.

6. ESCROW AND TRANSFER
   The transfer date is the date and time when Seller will deliver possession, actual or constructive, of the transferred property to the Buyer. The transfer date is hereby agreed to be July 21,2000 at the hour of 8:00am PDT. Each party, in the interest of economy, has agreed to waive the benefits of a formal escrow and all documents, permits, releases, notices or other items to change hands pursuant to the terms of this contract will pass directly between Buyer and Seller.

7. WARRANTIES, DISCLAIMERS, REPRESENTATIONS, PROMISES
   A. Seller represents to Buyer as follows:

     1. Seller has no obligations, which Buyer will become obligated to pay, except as otherwise specified in this contract.
     2. Seller has timely filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties which have become due.
     3. Seller good, marketable title to all of the property transferred by this contract. Except as noted, all such assets are free and clear of restrictions or conditions to transfer mortgage, liens or other impediments to Buyer's receipt of title.
     4. Seller has no employment contracts or collective bargaining agreements to which Buyer could become bound by the purchase of assets as set forth herein.

   B. Buyer represents to Seller as follows:
     1. Buyer will maintain all open accounts payable, in a currently paid condition.
     2. Buyer will maintain casualty insurance coverage on all property transferred by this contract, in the sum equal to the value established by this contract, or more.
     3. Buyer has had full opportunity to inspect all property being transferred, Seller's records and business and, except as otherwise set forth herein, accepts all of these in "AS IS" condition, with all faults.
     4. Buyer has neither seen nor employed any realtor or business opportunity broker or similar agent in connection with this transaction and Seller shall not be obligated to pay any commission on the sales price or otherwise as a result of any actions of the Buyer.

8. MISCELLANEOUS
   This agreement, made in the County of Orange, State of California, is binding on and shall inure to the benefit of the heirs, administrators, successors and assigns of each of the parties hereto. Words used in this agreement in the present tense include the future as well as the present, the masculine gender includes the feminine and neuter, the singular includes the plural, the plural includes the singular and the word "person" includes a corporation. Captions and headings are for convenience only, not to be used in interpreting or construing the contract itself. The contract includes the accompanying and contemporaneously executed exhibits and related documents.

   EXECUTED this_________day of July , 2000 at Orange, California

   /s/ Michael F. Pope                    Time Financial Services, Inc.
   --------------------------
   Michael F. Pope
   Buyer

   /s/ Philip C. La Puma              By: /s/ Michael F. Pope
   --------------------------             ----------------------------------
   Philip C. La Puma                      Michael F. Pope
   Buyer                                  For Seller, Michael F. Pope, President

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                                   EXHIBIT "A"

List of Assets
1. All shares of Time Lending, California common stock authorized and or issued, including the receivable for Infoplan (Mike Wing) and the receivable from Lela Elliot for Wall Street Whispers, (both of which are currently delinquent).